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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-52470) and Form S-8 (Nos. 333-37238, 333-90129, 333-59212, 333-104416, and 333-107793) of Allscripts Healthcare Solutions, Inc. of our report dated August 22, 2003 relating to the financial statements of RxCentric Inc. which appears in the Current Report on Form 8-K/A-2 of Allscripts Inc. dated October 22, 2003.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 22, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS